EXHIBIT 99.1

NEWS RELEASE

For more information:

David Doolittle

Refocus Group	Refocus Group, Inc.
404-879-9266	10300 North Central Expressway, Suite 104
ddoolittle@refocus-group.com	Dallas, TX 75231

Refocus Group Promotes Mark A. Cox

To Chief Operating Officer

DALLAS, Nov. 16, 2005—Refocus Group, Inc. (OTC: RFCG.OB, www.refocus-group.com), a medical device company engaged in the research and development of treatments for eye disorders, announced today that Mark A. Cox has been promoted to the position of chief operating officer.

“Since joining the company as one of its original employees, Mark has played a key role in many aspects of the development of our Surgical Spacing Procedure (SSP) for the treatment of presbyopia,” said Doug Williamson, Refocus Group’s recently appointed president and CEO. “Mark’s in-depth knowledge of the company’s clinical and technical matters will be of great value as we continue in the final phase of our U.S. Food and Drug Administration clinical trials.”

Mr. Cox will continue to serve as the company’s chief financial officer and corporate secretary, positions he has held since joining the company in 1997. Previously, he held senior finance positions with two New York Stock Exchange-listed companies.

As previously announced, Refocus Group has filed consent solicitation materials to seek stockholder approval to amend the company’s Certificate of Incorporation to effect a transaction to take the company private. More information is available in the company’s filings at www.sec.gov.

About Refocus Group

Refocus Group (OTC: RFCG.OB, www.refocus-group.com) is a Dallas-based medical device company engaged in the research and development of treatments for eye disorders. Refocus holds over 90 domestic and international pending applications and issued patents, the vast majority directed to methods, devices and systems for the treatment of presbyopia, ocular hypertension and primary open-angle glaucoma. The company’s most mature device is its patented scleral implant and related automated scleral incision handpiece and system, used in the Scleral Spacing Procedure for the surgical treatment of presbyopia, primary open-angle glaucoma and ocular hypertension in the human eye. See the company’s public filings at www.sec.gov for a discussion of, among other items, the company’s recently announced intention to effect a going private transaction.

About Refocus Group’s Scleral Spacing Procedure

Refocus Group’s Scleral Spacing Procedure (SSP) for surgically treating presbyopia, primary open-angle glaucoma and ocular hypertension utilizes four scleral implants, each relatively the size of a small grain of rice, which are surgically implanted just under the surface of the sclera (white of eye) in four quadrants. Presbyopia is a vision disorder that affects virtually 100 percent of the population over age 40, while glaucoma affects millions worldwide and is a leading cause of blindness. The surgical procedure is the same for presbyopia, glaucoma and/or ocular hypertension. For the latter of these two conditions, the company believes that the procedure helps restore the natural base-line tension in the ciliary body, allowing for improvement in the natural drainage of the eye and the lowering of intraocular pressure. In the case of presbyopia, the company believes that the procedure helps reduce the crowding of the underlying tissues surrounding the crystalline lens, allowing the muscles to once again naturally reshape the lens and accommodate (focus) the eye. The uniqueness of the company’s technology is that it does not remove tissue from the eye, does not affect the cornea and is believed to be fully reversible--unlike laser vision surgery or more invasive treatments involving the permanent removal and replacement of the crystalline lens with an intraocular lens. The procedure can be performed on an outpatient basis under topical or local anesthesia. The company’s implant device is limited, in the United States, by federal law to investigational use, pending approval by the Food and Drug Administration.

THIS PRESS RELEASE SHALL NOT CONSTITUTE A SOLICITATION OF PROXIES FOR ANY PURPOSE. REFOCUS GROUP HAS FILED A DEFINITIVE SCHEDULE 14A AND SCHEDULE 13E-3 WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION. THE DEFINITIVE SCHEDULE 14A CONTAINS A CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS FOR THE STOCKHOLDERS' TO CONSIDER IN DECIDING HOW TO VOTE ON THE PROPOSED TRANSACTION. REFOCUS GROUP HAS MAILED THE DEFINITIVE CONSENT SOLICITATION STATEMENT TO ITS STOCKHOLDERS. THE DEFINITIVE CONSENT SOLICITATION STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT REFOCUS, THE GOING PRIVATE TRANSACTION AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TRANSACTION. THE CONSENT SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION ARE AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE, WWW.SEC.GOV. IN ADDITION, THE CONSENT

SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO REFOCUS GROUP AT THE ADDRESS SET FORTH IN THIS PRESS RELEASE.

PURSUANT TO INSTRUCTION 3 OF ITEM 4 OF SCHEDULE 14A, THE PARTICIPANTS IN THE SOLICITATION INCLUDE REFOCUS AND MEDCARE INVESTMENT FUND III, LTD, AND MAY INCLUDE THEIR RESPECTIVE AFFILIATES, DIRECTORS AND EXECUTIVE OFFICERS. INFORMATION CONCERNING THEM AND THEIR DIRECT AND INDIRECT INTERESTS IN REFOCUS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 7, 2005.

FORWARD LOOKING STATEMENTS:

This release contains certain “forward-looking statements” relating to the business of Refocus Group, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to being able to continue as a going concern, assumption of manufacturing, marketing and distribution functions from a former licensee, product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are, or will be, described in greater detail in our filings with the Securities and Exchange Commission. Refocus Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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